                                                                      Exhibit 11
                          MFRI, INC. AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                                                  Year Ended         Year Ended         Year Ended
                                               January 31, 1997   January 31, 1996   January 31, 1995
                                               ----------------   ----------------   ----------------
Net income                                         $3,230,000         $2,373,000         $1,203,000

Weighted average number of common
    shares outstanding:

Shares outstanding from beginning of
    period                                          4,524,000          4,529,000          4,289,000
Issuances of common stock                              51,000                               232,000
Acquisition of treasury stock                                                               (43,000)

Common share equivalents:

Assumed exercise of common stock
    options                                            52,000             14,000             15,000
                                                   ----------         ----------         ----------

Weighted average common and
  common share equivalents                          4,627,000          4,543,000          4,493,000
                                                   ==========         ==========         ==========

Net income per share                                    $0.70              $0.52              $0.27
                                                   ==========         ==========         ==========

                                                                      Exhibit 11
                          MFRI, Inc. and Subsidiaries
             Computation of Fully Diluted Earnings Per Common Share

                                                  Year Ended         Year Ended         Year Ended
                                               January 31, 1997   January 31, 1996   January 31, 1995
                                               ----------------   ----------------   ----------------
Net income                                           $3,230,000         $2,373,000         $1,203,000

Weighted average number of common
    shares outstanding:

Shares outstanding from beginning of
    period                                            4,524,000          4,529,000          4,289,000
Issuances of common stock                                51,000                               232,000
Acquisition of treasury stock                                                                 (43,000)

Common share equivalents:

Assumed exercise of common stock
    options                                              65,000             20,000             15,000
                                                     ----------         ----------         ----------

Weighted average common and
  common share equivalents                            4,640,000          4,549,000          4,493,000
                                                     ----------         ----------         ----------

Net income per share                                 $     0.70         $     0.52         $     0.27
                                                     ==========         ==========         ==========